EXHIBIT 99.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL

FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Form 10-Q of Two Way TV (US), Inc. for the quarter ended June 30, 2002, I, Piers Wilson, Chief Executive Officer and Chief Financial Officer of Two Way TV (US), Inc., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)           such Form 10-Q for the quarter ended June 30, 2002 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           the information contained in such Form 10-Q for the quarter ended June 30, 2002 fairly presents, in all material respects, the financial condition and results of operations of Two Way TV (US), Inc.

August 27, 2002	/s/ Piers Wilson
Piers Wilson

Chief Executive Officer and Chief Financial Officer